Press Release	Exhibit 99(i)
From J. W. Mays, Inc. Publicity Department 9 Bond Street Brooklyn, NY 11201 718 624 7400

J. W. MAYS, INC.

REPORTS ON OPERATIONS

FOR THREE AND SIX MONTHS ENDED JANUARY 31, 2024

J. W. Mays, Inc. today reported its financial results for the three and six months ended January 31, 2024.

Revenues from Operations for the three months ended January 31, 2024 were $5,414,843 compared to revenues of $5,837,819 in the comparable 2023 three-month period while Revenues from Operations for the six months ended January 31, 2024 were $10,738,644 compared to revenues of $11,607,553 in the comparable 2023 six-month period.

Net loss from Operations for the three months ended January 31, 2024 was ($98,059), or ($.04) per share, compared to net income from Operations of $44,738, or $.02 per share, in the comparable 2023 three month period.

Net loss from Operations for the six months ended January 31, 2024 was ($290,603), or ($.14) per share, compared to net income from Operations of $104,255, or $.05 per share, in the comparable 2023 six month period.

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Dated:	March 13, 2024